Exhibit 99.1

CTG Reports 2019 Second Quarter Results

Revenue Increased 8.4% in the Quarter and 12.7% Year-to-date, Reaching a 5-Year High of $100 Million

Solutions Business Expands to 35.5% of Total Revenue

Operating Income Increased by 21.8% and 41.6% in the Quarter and Year-to-Date Periods

GAAP EPS of $0.07; non-GAAP EPS of $0.09 in the Quarter

GAAP EPS of $0.11; non-GAAP EPS of $0.16 for the Year-to-Date Period

BUFFALO, N.Y., July 23, 2019 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced its financial results for the second quarter ended June 28, 2019.

Second Quarter Financial Summary

•	Total revenue increased 8.4% year-over-year to $100.4 million, including the first full quarter of contribution from the acquisition of Tech-IT in February 2019

•	Focus on disciplined revenue quality improvement in Staffing resulted in a better Enterprise-wide business mix with an operating income increase of 21.8% year-over-year

•	Revenue from Solutions increased 21.6% year-over-year to 35.5% of total revenue, compared with 31.6% of total revenue last year

•	Revenue in Europe increased 17.5% (24.9% in local currency) year-over-year and represented 38% of total revenue, compared with 35% of total revenue last year

•	GAAP net income was $0.9 million, or $0.07 per diluted share, and included acquisition-related expenses of $0.4 million; non-GAAP net income was $1.3 million, or $0.09 per diluted share

Second Quarter and Recent Business Highlights

•	Secured multiple key Health Solutions wins with notable healthcare system clients in the Northeast U.S.

•	Executed first go-live implementation of Primuz EHR application in Belgium

•	Expanded contracted work for IT Solutions with European institutions

•	Continued successful integration of Tech-IT acquisition and increased synergistic sales activity

•	Secured several new contracts for IT Staffing with middle-market clients in North America

•	Selected as one of two tier-one IT Staffing vendors for a new division at existing Fortune 500 client

Year-to-Date Financial Summary

•	Total revenue increased 12.7% year-over-year to $197.6 million, including a contribution from the acquisition of Tech-IT beginning in February 2019

•	Revenue from Solutions increased 27.0% year-over-year to 34.9% of total revenue, compared with 31.0% of total revenue last year

•	Revenue in Europe increased 23.5% (32.5% in local currency) year-over-year

•	GAAP net income was $1.6 million, or $0.11 per diluted share, and included acquisition-related expenses of $0.6 million; non-GAAP net income was $2.2 million, or $0.16 per diluted share

CEO Comments on Results

“I’m pleased with the progress we demonstrated during the second quarter in support of our strategic transformation to a more solutions-centric company. Our improvement on our top- and bottom-line results reflect our team’s disciplined execution of our strategy across the business,” said Filip Gydé, CTG President and CEO. “Revenue grew more than 8% year-over-year, with a combination of significant organic growth and the first full quarter of revenue contribution from Tech-IT, which has performed well since the acquisition earlier this year. Our organic growth in Europe has continued to meaningfully exceed the growth rate of the European market.”

“As evidence of our strategic focus and emphasis on increasing our concentration of Solutions business to drive margin improvement, revenue from Solutions grew nearly 22% year-over-year and expanded to more than 35% of total revenue – the highest mix of Solutions business in nearly five years. We continue to leverage and build on the momentum from our Application Advantage and EIM Advantage offerings, and the pipeline of opportunities for our global solutions remains very solid among hospital and healthcare system clients as well as broader market verticals, such as energy and financial services.”

Gydé concluded, “In addition to being more selective on new prospective engagements and focusing on higher-quality revenue in our Staffing business, we are continuing to take steps to realign resources and further strengthen our sales, recruiting and delivery capabilities throughout the organization. As we remain focused on the disciplined execution of our strategy, I believe we are well positioned to extend our recent momentum, deliver continued top-line growth, and improved operating profits in the second half of 2019 and beyond.”

Consolidated Second Quarter Results

Revenue in the second quarter of 2019 was $100.4 million, compared with $97.2 million in the first quarter of 2019, and $92.7 million in the second quarter of 2018. The year-over-year increase in second quarter revenue resulted from a combination of organic growth in both North America and Europe, as well as the first full quarter of revenue contribution from the acquisition of Tech-IT in February 2019. Currency translation had a negative $2.4 million impact on revenue in the second quarter, compared with a negative $3.1 million impact in the first quarter of 2019, and a benefit from currency translation of $2.5 million in the second quarter of 2018.

Direct costs in the second quarter of 2019 were $82.1 million, or 81.7% of revenue, compared with $79.5 million, or 81.8% of revenue in the first quarter of 2019, and $75.1 million or 81.0% of revenue, in the second quarter of 2018. SG&A expense in the second quarter of 2019 was $16.5 million, which included $0.5 million in acquisition-related costs associated with Soft Company and Tech-IT. This compared with $16.6 million of expense in the first quarter of 2019, which included $0.4 million in acquisition-related costs. SG&A expense in the second quarter of 2018 was $16.1 million, which included $0.3 million in acquisition-related costs.

Operating income in the second quarter of 2019 was $1.9 million, or 1.8% of revenue, and included the previously referenced acquisition-related costs. Excluding acquisition-related expenses, non-GAAP operating income was $2.4 million, or 2.4% of revenue. Operating income in the first quarter of 2019 was $1.1 million, or 1.2% of revenue, and included acquisition-related costs. Excluding acquisition-related expenses, non-GAAP operating income in the first quarter of 2019 was $1.5 million, or 1.5% of revenue. Operating income in the second quarter of 2018 was $1.5 million, or 1.6% of revenue. Excluding acquisition-related expenses, non-GAAP operating income in the second quarter of 2018 was $1.8 million, or 1.9% of revenue. CTG’s operations outside of the U.S. are conducted in local currencies. Accordingly, fluctuations in currency valuation for the countries in which the Company operates generally have minimal impact on operating results; these fluctuations reduced operating income by less than $0.1 million in the second quarter of 2019.

Net income in the second quarter of 2019 was $0.9 million, or $0.07 per diluted share, which included $0.4 million, or $0.02 per diluted share, in acquisition-related expenses. This compared with a net income in the first quarter of 2019 of $0.6 million, or $0.05 per diluted share, which included $0.3 million, or $0.01 per diluted share, in acquisition-related expenses. Net income in the second quarter of 2018 was $0.9 million, or $0.07 per diluted share, which included $0.2 million, or $0.01 per diluted share, in acquisition-related expenses.

CTG’s effective income tax rate in the second quarter of 2019 was 36.6% compared with 33.3% in the first quarter of 2019, and 27.9% in the second quarter of 2018.

Balance Sheet

Cash and short-term investments at June 28, 2019 were $11.3 million, and the Company had $17.0 million in long-term debt. Days sales outstanding were 83 days in the second quarter of 2019 compared with 81 days in the second quarter of 2018.

Guidance and Outlook

Based upon the Company’s year-to-date financial performance and outlook for the second half of the year, CTG narrowed its previous guidance range for the full year of 2019 as follows:

	2019 Full Year Guidance
(revenue in millions)	Low	High
Revenue	$390.0	$405.0
GAAP Diluted EPS	$0.22	$0.28
Non-GAAP Diluted EPS	$0.32	$0.38

Non-GAAP diluted EPS guidance excludes acquisition-related expenses, which include due diligence costs, the amortization of acquisition-related intangible assets, and changes in the value of earn-out payments.

CTG Executive Vice President and Chief Financial Officer John M. Laubacker, commented, “Following our solid financial results and positive momentum in the second quarter, we are raising the midpoint of guidance for revenue, reaffirming the midpoint for earnings per share, and providing a narrowed range of the Company’s previous guidance for the full year 2019. Consistent with historical trends, we expect third quarter results to reflect traditional seasonality and an associated lower utilization rate due to summer vacations, primarily related to our European and U.S. staffing operations. As indicated by our full year outlook, we continue to anticipate significant year-over-year revenue growth and sustained improvement in profitability during the second half of the year as a result of a higher mix of Solutions business, more selectivity on Staffing engagements, and focused execution on operational performance across the organization.”

Reconciliation of GAAP to Non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, non-GAAP financial measures are used by management for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

Specifically, the non-GAAP information for the second and first quarters of 2019, the year to date period in 2019, and the second quarter of 2018, as presented, exclude certain acquisition-related expenses, primarily consisting of due diligence costs, the amortization of intangible assets, and changes in the value of earn-out payments upon the achievement of certain financial targets from the acquisitions of Soft Company and Tech-IT. The Company believes these costs are not indicative of its core operating results.

The reconciliation of GAAP to non-GAAP information for the second quarter ended June 28, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$1.9	1.8%	$0.9	$0.07
Acquisition-related expenses	0.5	0.6%	0.4	0.02

Non-GAAP results	$2.4	2.4%	$1.3	$0.09

The reconciliation of GAAP to non-GAAP information for the two quarters ended June 28, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$3.0	1.5%	$1.6	$0.11
Acquisition-related expenses	0.9	0.5%	0.6	0.05

Non-GAAP results	$3.9	2.0%	$2.2	$0.16

The reconciliation of GAAP to non-GAAP information for the first quarter ended March 29, 2019 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$1.1	1.2%	$0.6	$0.05
Acquisition-related expenses	0.4	0.3%	0.3	0.01

Non-GAAP results	$1.5	1.5%	$0.9	$0.06

The reconciliation of GAAP to non-GAAP information for the second quarter ended June 29, 2018 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$1.5	1.6%	$0.9	$0.07
Acquisition-related expenses	0.3	0.3%	0.2	0.01

Non-GAAP results	$1.8	1.9%	$1.1	$0.08

The reconciliation of GAAP to non-GAAP information for the two quarters ended June 29, 2018 is as follows:

(in millions, except EPS)	Operating Income	Operating Margin	Net Income	Diluted EPS
GAAP results	$2.1	1.2%	$1.4	$0.09
Acquisition-related expenses	0.9	0.5%	0.6	0.05

Non-GAAP results	$3.0	1.7%	$2.0	$0.14

Conference Call and Webcast

CTG will hold a conference call today at 11:00 a.m. Eastern Time to discuss its financial results and business outlook. To access CTG’s conference call via telephone, dial 1-800-230-1092 and enter the conference ID number, 462175. The conference call will also be available via webcast in the Investors section of CTG’s website at http://investors.ctg.com.

A replay of the call will be available between 1:00 p.m. Eastern Time on July 23, 2019, and 11:59 p.m. Eastern Time on July 26, 2019, by dialing 1-800-475-6701 and entering the conference ID number, 462175. The webcast will be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the conference call.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by more than 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2019 and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate the Tech-IT and Soft Company businesses and retain their clients, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2018 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors and Media:

John M. Laubacker, Chief Financial Officer

(716) 887-7368

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended		For the Two Quarters Ended
	June 28,	June 29,	June 28,	June 29,
	2019	2018	2019	2018
Revenue	$100,408	$92,667	$197,646	$175,380
Direct costs	82,072	75,082	161,594	141,956
Selling, general and administrative expenses	16,483	16,064	33,072	31,320

Operating income	1,853	1,521	2,980	2,104
Other expense, net	(366)	(218)	(546)	(272)

Income before income taxes	1,487	1,303	2,434	1,832
Provision for income taxes	544	363	859	478

Net income	$943	$940	$1,575	$1,354

Net income per share:
Basic	$0.07	$0.07	$0.12	$0.10

Diluted	$0.07	$0.07	$0.11	$0.09

Weighted average shares outstanding:
Basic	13,436	13,756	13,408	14,217
Diluted	13,918	14,453	13,851	14,871

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	June 28, 2019	December 31, 2018	June 29, 2018
Current Assets:
Cash and cash equivalents	$11,290	$12,431	$9,718
Accounts receivable, net	91,226	81,313	82,309
Other current assets	4,672	2,274	4,230

Total current assets	107,188	96,018	96,257

Property and equipment, net	5,441	5,656	5,720
Operating lease right-of-use assets	12,859	—	—
Cash surrender value	2,393	2,626	2,577
Acquired intangibles, net	5,502	5,936	6,450
Goodwill, net	19,488	11,664	12,427
Other assets	2,213	2,221	5,562

Total Assets	$155,084	$124,121	$128,993

Current Liabilities:
Accounts payable	$12,586	$12,387	$11,236
Accrued compensation	23,470	21,434	19,845
Current portion of operating lease liabilities	5,042	—	—
Other current liabilities	11,812	10,342	8,918

Total current liabilities	52,910	44,163	39,999

Long-term debt	16,972	3,640	6,310
Long-term lease liabilities	7,817	—	—
Other liabilities	11,344	12,090	14,718
Shareholders’ equity	66,041	64,228	67,966

Total Liabilities and Shareholders’ Equity	$155,084	$124,121	$128,993

COMPUTER TASK GROUP, INCORPORATED (CTG)

Other Financial Information

(Unaudited)

(amounts in thousands except days data)

		For the Quarter Ended				For the Two Quarters Ended
	June 28, 2019		June 29, 2018		June 28, 2019		June 29, 2018
Revenue by Service

IT Solutions	$35,621	35.5%	$29,282	31.6%	$69,062	34.9%	$54,382	31.0%
IT Staffing	64,787	64.5%	63,385	68.4%	128,584	65.1%	120,998	69.0%

Total	$100,408	100.0%	$92,667	100.0%	$197,646	100.0%	$175,380	100.0%

Revenue by Vertical Market

Technology Service Providers	32%		33%		32%		33%
Manufacturing	17%		18%		17%		19%
Healthcare	17%		16%		16%		15%
Financial Services	13%		16%		14%		15%
General Markets	16%		12%		16%		13%
Energy	5%		5%		5%		5%

Total	100%		100%		100%		100%

Revenue by Location

North America	$62,653	62%	$60,522	65%	$122,088	62%	$114,214	65%
Europe	37,755	38%	32,145	35%	75,558	38%	61,166	35%

Total	$100,408	100%	$92,667	100%	$197,646	100%	$175,380	100%

Foreign Currency Impact on Revenue

Europe	$(2,394)		$2,455		$(5,512)		$6,282

Billable Travel Included in Revenue and Direct Costs

Billable Travel	$641		$969		$1,208		$1,757

Billable Days in Period	64		64		127		128

DSO	83		81

Long-term Debt Balance	$16,972		$6,310

-END-

CTG news releases are available on the Web at www.ctg.com.